UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 15, 2006

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)

(303) 790-0600
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2006, the Board of Directors of IHS Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee and pursuant to its By-laws, appointed Ruann F. Ernst as a member of the Company’s Board of Directors.  Dr. Ernst fills a vacancy on the Company’s Board created by the resignation of Charles Picasso (previously reported by the Company).  Dr. Ernst’s term will expire at the Annual Meeting of Shareholders in 2009.  In addition to serving on the Company’s Board, Dr. Ernst will serve on the Human Resources Committee.  For her service, Dr. Ernst will receive fees pursuant to the compensation arrangements provided to the Company’s other non-employee directors and will be eligible to participate in the IHS Inc. 2004 Directors Stock Plan, described under the heading “Equity Compensation Plans” in the Company’s Annual Report on Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Media release dated December 15, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: December 15, 2006	By:	/s/ Stephen Green
Stephen Green
Senior Vice President and General Counsel

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